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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated December 8, 1999 (except for Note 3 (c) as to which the date is December 20, 1999) with respect to the financial statements of Pentech International Inc. for the years ended September 30, 1999, 1998, and 1997 in this Form 8-K/A of JAKKS Pacific, Inc. filed with the Securities and Exchange Commission on October 11, 2000 and to the incorporation by reference of such report in the Registration Statements on Form S-3 (No. 333-48865) and Forms S-8 (Nos. 333-68313, 333-52205, 333-90055 and
333-40392) and the related Prospectuses of JAKKS Pacific, Inc.


                                           /s/ Ernst & Young LLP



MetroPark, New Jersey
October 10, 2000